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                                                                    EXHIBIT 23.3

               CONSENT OF MORET ERNST & YOUNG ACCOUNTANTS, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Uniphase Corporation for the registration of 729,510 shares of its common stock of our report dated August 24, 1998, with respect to the financial statements of Philips Optoelectronics, a division of Koninklijke Philips Electronics N.V. included in its Amendment No. 2 to the Current Report on Form 8-K/A dated August 25, 1998, filed with the Securities and Exchange Commission.


                                   /s/ Moret Ernst & Young Accountants

Eindhoven, the Netherlands
January 7, 1999